POWER OF ATTORNEY
 KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Suzanne S. Bettman, Jennifer B. Reiners and Scott D. Russell, and each of them, his/her true and lawful attorney-in-fact and agent in any and all capacities, to:
(1)                 execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of R.R. Donnelley & Sons Company (the "Company"), Forms 3, 4
and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), as well as Forms 144 in accordance with the Securities
Act of 1933 and the rules thereunder;
(2)               do and perform any and all acts for and on behalf of the undersigned  which may be necessary or desirable to complete and execute any such Form 3, 4, 5, and/or
Form 144, and timely file such Form(s) with the United States Securities and Exchange
Commission ("SEC") and the New York Stock Exchange, including completion of Form
ID or any other form or document required to utilize the SEC's electronic filing system;
and
(3)               take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each attorney-in-fact named herein full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-
in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act, as amended.
The undersigned revokes all prior powers of attorney related to the subject matter of this Power of Attorney.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of March, 2004.

    /s/ James R. Sulat